Exhibit 10.14

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) dated as of June 14, 2007 between OSI Restaurant Partners, LLC (the “Company”) and Robert D. Basham (the “Employee”).

WHEREAS, the Employee is possessed of certain experience and expertise that qualify him to provide certain services required by the Company and its Affiliates; and

WHEREAS, subject to the terms and conditions hereinafter set forth, the Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company desires to continue to employ the Employee, and the Employee hereby accepts such continued employment.

2. Term. Subject to earlier termination as hereinafter provided, the Employee’s employment hereunder shall be for a term of five years, commencing on the date hereof, and shall renew automatically thereafter for successive terms of one year each. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as “the term of this Agreement” or “the term hereof.”

3. Capacity and Performance.

(a) During the term hereof, the Employee shall be employed by the Company, and shall perform only those duties and responsibilities as may be mutually agreed by the Employee and the Board of Directors of the Company (the “Board”) or its designee.

(b) During the term hereof, the Employee shall devote such of his time and his efforts to the Company as shall be necessary to perform the duties and responsibilities to which reference is made in Section 3(a) above. It is understood that the Employee will not be devoting his full business time and efforts exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. Subject to the provisions of Section 8 hereof, nothing herein shall prevent the Employee from having other employment.

4. Compensation and Benefits. As compensation for all services performed by the Employee under this Agreement during the term hereof, and subject to performance of the Employee’s duties and of the obligations of the Employee to the Company and its Affiliates, pursuant to this Agreement, the Company shall pay to the Employee:

(a) Salary. During the term hereof, the Company shall pay the Employee a base salary (“Base Salary”) at the rate of $300,000 per annum, payable in accordance with the payroll practices of the Company for its employees.

(b) Incentive and Bonus Compensation. The Employee shall not be eligible to be considered for a bonus annually during the term hereof.

(c) Business Expenses. The Company shall pay or reimburse the Employee for all reasonable, customary and necessary business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board, and to such reasonable substantiation and documentation as may be specified by the Company from time to time, in each case by advance written notice to the Employee of such restrictions or requirements.

(d) Benefits. The Employee shall be entitled to participate in such health, disability, life insurance and other benefit plans and retirement plans of the Company and its subsidiaries for which management employees of the Company or its subsidiaries are generally eligible.

5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Employee’s employment hereunder shall terminate prior to the expiration of the term hereof under the following circumstances:

(a) Death. In the event of the Employee’s death during the term hereof, the Employee’s employment hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the Employee’s designated beneficiary, or, if no beneficiary has been designated by the Employee in writing, to his estate, (i) any Base Salary earned but not paid through the date of termination, and (ii) any business expenses incurred by the Employee but un-reimbursed as of the date of termination, provided that such expenses and required substantiation and documentation are submitted within 90 days following termination and that such expenses are reimbursable under Section 4(c) above (all of the foregoing, “Final Compensation”). In addition to Final Compensation, until the later of (x) the conclusion of the initial term of this Agreement and (y) a period of 24 months following the date of termination, the Company shall continue to pay the Employee (or his designated beneficiary or his estate) the Base Salary (“Severance”). Severance to which the Employee is entitled hereunder shall be payable in accordance with the normal payroll practices of the Company and will begin at the Company’s next regular payroll period which is at least five business days following the later of the effective date of the “Release of Claims” or the date upon which the “Release of Claims,” signed by the Employee, is received by the Company, but the first payment shall be retroactive to next business day following the date of termination. The Company shall have no further obligation to the Employee hereunder.

(b) Disability. The Company may terminate the Employee’s employment hereunder, upon notice to the Employee, in the event that the Employee becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder, notwithstanding the provision of any reasonable accommodation, for 270 days during any period of 365 consecutive calendar days. In the event of such termination, the Company shall have no further obligation to the Employee hereunder, other than for payment of Final Compensation and Severance, which payment is conditioned upon the Employee signing and returning to the Company a timely and mutually acceptable effective release of claims relating to the Employee’s employment hereunder (a “Release of Claims”).

(c) By the Company for Cause. The Company may terminate the Employee’s employment hereunder for Cause at any time upon notice to the Employee setting forth in reasonable detail the nature of such Cause. The following shall constitute Cause for termination:

(i) willful and continued failure to perform (other than due to any mental or physical impairment) the Employee’s material duties and responsibilities to the Company and its Affiliates as agreed under Section 3(a) hereof after written notice specifying such failure and the manner in which the Employee may rectify such failure in the future, if rectifiable;

(ii) willful and material breach by the Employee of Section 8 of this Agreement that is not cured within 30 days of written notice from the Company; or

(iii) Employee having engaged during the term in fraud, embezzlement or another intentional act of dishonesty in connection with his duties hereunder, which act has a detrimental effect on the Company’s reputation or business, with respect to the Company or any of its Affiliates; or

(iv) a conviction of or plea of nolo contendere to a felony;

provided, that no such conduct described in Sections 5(c)(i) or 5(c)(ii) above will be deemed “willful” unless it is engaged in by the Employee not in good faith and without reasonable belief that the Employee’s conduct was in the best interests of the Company.

Upon the giving of notice of termination of the Employee’s employment hereunder for Cause, the Company shall have no further obligation to the Employee hereunder, other than for payment of Final Compensation.

(d) By the Company Other than for Cause. The Company may terminate the Employee’s employment hereunder other than for Cause at any time upon notice to the Employee. In the event of such termination, the Company shall have no further obligation to the Employee, other than for payment of Final Compensation and Severance provided the Employee executes an effective Release of Claims.

(e) By the Employee for Good Reason. The Employee may terminate his employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Employee: failure of the Company to provide the Employee the Base Salary and benefits in accordance with the terms of Section 4 hereof, excluding an inadvertent failure which is cured within ten business days following notice by the Employee specifying in reasonable detail the nature of such failure. In the event of such termination, the Company shall have no further obligation to the Employee, other than for payment of Final Compensation and Severance provided that the Employee executes an effective Release of Claims.

(f) By the Employee Other than for Good Reason. The Employee may terminate his employment hereunder at any time upon three days’ notice to the Company. In the event of such termination, the Company shall have no further obligation to the Employee hereunder, other than for any Final Compensation.

(g) Timing of Payments. If at the time of the Employee’s separation from service, the Employee is a “specified employee,” as hereinafter defined, any and all amounts payable under this Section 5 in connection with such separation from service that constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”), as determined by the Company in its reasonable discretion, and that would (but for this sentence) be payable within six months following such separation from service, shall instead be paid on the date that follows the date of such separation from service by six months. For purposes of the preceding sentence, “separation from service” shall be determined in a manner consistent with subsection (a)(2)(A)(i) of Section 409A, and the term “specified employee” shall mean an individual determined by the Company to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A.

(h) Post-Agreement Employment. In the event the Employee remains in the employ of the Company or any of its Affiliates following termination of this Agreement, then such employment shall be at will.

6. Effect of Termination. The provisions of this Section 6 shall apply to any termination of the Employee’s employment.

(a) Except as otherwise provided herein, all of the Employee’s right to salary and any other form of compensation in respect of his employment shall cease on the date of termination, and the obligations of the Company under the applicable termination provision of Section 5 hereof shall constitute the entire obligation of the Company to the Employee in respect of such rights.

(b) Except for any right of the Employee to continue medical and dental plan participation in accordance with applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Employee’s employment without regard to any continuation of Base Salary or other payment to the Employee following such date of termination.

(c) Provisions of this Agreement shall survive any termination if so provided herein, or if necessary or desirable to accomplish the purposes of other surviving provisions, including, without limitation, the obligations of the Employee under Sections 7 and 8 hereof. The obligation of the Company to pay Severance to or on behalf of the Employee under Section 5(b), 5(d) or 5(e) hereof is expressly conditioned upon the Employee’s continued full performance of obligations under Sections 7 and 8 hereof. The Employee recognizes that, except as expressly provided in Section 5(a), 5(b), 5(d) or 5(e) hereof, no compensation is earned after termination of employment.

7. Confidential Information.

(a) The Employee acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Employee may develop Confidential Information for the Company or its Affiliates and that the Employee may learn of Confidential Information during the course of employment. The Employee will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information, and shall not disclose to any Person or use, other than (i) as required by applicable law, or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual jurisdiction to order the Employee to disclose or make accessible, (ii) for the proper performance of his duties and responsibilities to the Company and its Affiliates, (iii) at the request of the Company or (iv) to the extent required in connection with any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement, any Confidential Information obtained by the Employee incident to his employment or other association with the Company or any of its Affiliates. The Employee understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination. The confidentiality obligation under this Section 7 shall not apply to information which is generally known or readily available to the public at the time of disclosure, or which becomes generally known through no wrongful act on the part of the Employee.

(b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Employee, shall be the sole and exclusive property of the Company and its Affiliates. The Employee shall safeguard all Documents, and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Employee’s possession or control.

8. Restricted Activities. The Employee agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

(a) While the Employee is employed by the Company and for 24 months immediately following termination of his employment, the Employee shall not own, manage, control, participate in or render services for (directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise) any enterprise that is engaged, as its primary business or as a material portion of its business, in owning, operating or franchising full-service restaurant concepts (the “Business”), anywhere in the world (except by way of portfolio investment in shares quoted on a recognized stock exchange whereby the Employee owns less than 5% of the outstanding stock of such entity).

(b) The Employee agrees that, during his employment and for 24 months immediately following termination of his employment, the Employee will not, and will not assist any other Person to, (i) hire or solicit for hiring any management level employee of the Company or any of its Affiliates or seek to persuade any such employee to discontinue employment, or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them. For the purposes of this Agreement, an “employee” of the Company or any of its Affiliates is any person who was such at any time within the preceding 12 months.

9. Enforcement of Covenants. The Employee acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Employee agrees without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent him from obtaining other suitable employment during the period in which the Employee is bound by these restraints. The Employee further agrees that he will never assert, or permit to be asserted on his behalf, in any forum, any position contrary to the foregoing. The Employee further acknowledges that, were he to breach any of the covenants contained in Sections 7 or 8 hereof, the damage to the Company would be irreparable. The Employee, therefore, agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Employee of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

10. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means all persons and entities directly or indirectly controlled by Kangaroo Holdings, Inc., where control may be by management authority, contract or equity interest.

(b) “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by those with whom the Company or any of its Affiliates competes or does business, or with whom the Company or any of its Affiliates plans to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iii) the identity and special needs of the customers of the Company and its Affiliates and (iv) the people and organizations with whom the Company and its Affiliates have business relationships, and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

(c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

11. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

12. Assignment. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Employee in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person, provided, that the Company is still liable to the Employee for the obligations described herein. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, and their respective successors, executors, administrators, heirs and permitted assigns.

13. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15. Notice. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Employee at his last known address on the books of the Company, or, in the case of the Company, at its principal place of business, attention of the CEO, or to such other address as either party may specify by notice to the other actually received.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Employee’s employment.

17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by an expressly authorized representative of the Company.

18. Headings. The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

20. Governing Law. This is a Florida contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Florida.

[Signature page follows immediately.]

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.

“EMPLOYEE”

By:	/s/ Robert D. Basham
Robert D. Basham

Employment Agreement

“COMPANY”

OSI RESTAURANT PARTNERS, LLC

By:	/s/ A. William Allen, III
Name: A. William Allen, III
Title: Authorized Representative

Employment Agreement